Exhibit 10(s)

PERFORMANCE SHARE AWARD AGREEMENT
PURSUANT TO THE
COMTECH TELECOMMUNICATIONS CORP.
2000 STOCK INCENTIVE PLAN

THIS PERFORMANCE SHARE AWARD AGREEMENT (this “Agreement”), made effective as of [GRANT DATE], by and between Comtech Telecommunications Corp. (the “Company”) and [PARTICIPANT NAME] (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted, and the stockholders of the Company approved, the Comtech Telecommunications Corp. 2000 Stock Incentive Plan (Amended and Restated Effective September 21, 2011) (the “Plan”);

WHEREAS, pursuant to Section 3.3 of the Plan, the Committee appointed by the Company’s Board of Directors to administer the Plan (the “Committee”) has adopted the Guidelines for Deferrable Performance Shares Granted under the Plan (the “Guidelines”);

WHEREAS, the Company, through the Committee under the Plan, wishes to grant to the Participant a Performance Share Award under Article IX of the Plan that, following the achievement of the performance criteria set forth on Appendix A attached hereto (the “Performance Goal”) and, except as otherwise specifically set forth in this Agreement, subject to the Participant’s continuing service with the Company or an Affiliate through the achievement of the Performance Goal and subsequent Vesting Dates (as defined below), may provide for the issuance of shares of the Company’s Common Stock;

WHEREAS, the Performance Goal is intended to constitute a “Performance Goal,” as set forth under the Plan; and

WHEREAS, such shares of Common Stock, when issued to the Participant, shall be subject to the terms of this Agreement.

NOW, THEREFORE, the Company and the Participant agree as follows

1. Grant of Performance Share Award.  Subject to the restrictions, terms and conditions of the Plan, the Guidelines and this Agreement, on [GRANT DATE] (the “Grant Date”) the Company hereby awards and grants to the Participant [TOTAL PERFORMANCE SHARES] Performance Shares entitling the Participant the right to receive for each Performance Share earned in accordance with Section 2 below, one share of Common Stock, subject to the provisions of Sections 3, 4 and 5 below (the “Performance Share Award”).  The Performance Shares granted under the Performance Share Award are Deferrable Performance Shares under the Guidelines and the payment of shares of Common Stock upon vesting of Awarded Shares (as defined below) in accordance with the terms and conditions of this Agreement may be deferred by the Participant in accordance with Section 4 of the Guidelines.  If the Participant desires to defer the payment of Awarded Shares, the Participant must complete an election form prescribed by the Committee and deliver it to the Company no later than thirty (30) days after the Grant Date.

2.  Certification Date.  Subject to the Participant’s not incurring a Termination of Employment prior to the Certification Date and subsequent Vesting Dates (each as defined below) (except as otherwise specifically set forth in this Agreement), upon the Committee determining and certifying the achievement of the Performance Goal with respect to the Company’s fiscal year beginning on [PERFORMANCE PERIOD BEGINNING DATE] and ending on [PERFORMANCE PERIOD ENDING DATE] (the “Performance Period”), the Participant shall earn the right to receive one share of Common Stock for each Performance Share following the Performance Period reflecting the attainment of the Performance Goal (“Awarded Shares”) during the Performance Period, subject to the Participant meeting the service-based vesting requirements of Section 4.  The Committee shall certify the achievement of the Performance Goal no earlier than [EARLIEST CERTIFICATION DATE] and on or before [LATEST CERTIFICATION DATE] (the date of such certification the “Certification Date”).  If on the Certification Date the Committee determines and certifies that the Performance Goal has not been achieved, then the Performance Shares shall be forfeited on the Certification Date.

3.  Death or Disability/Change in Control before the Certification Date; Effect of Terminations of Employment.

3.1.  Death, Disability and Termination of Employment.  In the event of the Participant’s death or Disability prior to the Certification Date and prior to forfeiture of the Performance Shares, the Performance Goal shall be deemed to be satisfied as of the date of such death or Disability and all Awarded Shares shall become fully vested and shall be distributed to the Participant or his or her beneficiary within sixty (60) days following the Participant’s death or Disability.  In the event of any Termination of Employment (other than due to death or after Disability) prior to the Certification Date, subject to Section 3.2, all Performance Shares shall be forfeited on the date of such Termination of Employment.  For purposes of Plan Section 2.14 (definition of “Disability”), the Deferrable Performance Shares shall be treated as a deferral of compensation under Code Section 409A until the date thirteen (13) months after the Date of Grant regardless of whether the Participant has elected to defer the payment of the Award hereunder.

3.2.  409A Change in Control.  In the event of a 409A Change in Control prior to the Certification Date, the Performance Goal shall be deemed to be satisfied, regardless of the actual achievement of the Performance Goal or the completion of the Performance Period as of the date of the 409A Change in Control, and any other conditions required for vesting of any unvested Awarded Shares shall be deemed satisfied upon the 409A Change in Control, provided that the Participant does not incur a Termination of Employment prior to the 409A Change in Control and the vested Awarded Shares shall be distributed immediately upon the 409A Change in Control.

4.  Vesting and Distribution of Awarded Shares. Subject to Sections 3 and 5, Awarded Shares shall vest and become payable as follows if the Participant does not incur a Termination of Employment prior to the applicable Vesting Date (as defined below): 20% of the Awarded Shares will vest and become payable on the Certification Date (which in no event shall be earlier than thirteen (13) months after the Grant Date), and the remaining 80% will vest and become payable in equal installments as follows: 20% on the first anniversary of the Certification Date; 20% on the second anniversary of the Certification Date; 20% on the third anniversary of the Certification Date; and 20% on the fourth anniversary of the Certification Date (each a “Vesting Date”).  The number of Awarded Shares vesting on any given Vesting Date will be rounded down to the nearest whole number, with any fraction shares remaining carried forward and added to the number of shares to be delivered at the next Vesting Date.  Vested Awarded Shares shall be distributed to the Participant on the applicable Vesting Date; provided, that in the event the Participant has made a valid deferral election in accordance with Section 4 of the Guidelines the vested Awarded Shares shall be distributed to the Participant in accordance with such deferral election and the Guidelines (a “Deferral Election”).

Except as otherwise provided herein, there shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Dates and all vesting shall occur only on the appropriate Vesting Date.

5. Termination of Employment/ Change in Control on or after the Certification Date.

5.1. Termination of Employment.  In the event of the Participant’s Termination of Employment by reason of death or Disability on or after the Certification Date, all unvested Awarded Shares shall become fully vested and shall be distributed to the Participant or his or her beneficiary within sixty (60) days following the Participant’s Termination of Employment (subject to the Guidelines in the case of any deferred Awarded Shares).  In the event of any other Termination of Employment any unvested and unissued Awarded Shares shall be forfeited on the date of such Termination of Employment.

5.2. Change in Control.  In the event of a Change in Control on or after the Certification Date, the conditions required for vesting of any unvested Awarded Shares shall be deemed satisfied upon the Change in Control, provided that the Participant does not incur a Termination of Employment prior to the Change in Control and the vested Awarded Shares shall be distributed on the Change in Control (subject to the Guidelines in the case of any deferred Awarded Shares).

6.  Detrimental Activity.  In the event the Participant engages in Detrimental Activity prior to, or during the one year period following the later of the Termination of Employment or the vesting of Awarded Shares, the Committee may direct (at any time within one year thereafter) that all unvested Awarded Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the gain realized at the time of vesting of any Awarded Shares.

7.  Restrictions on Transfer.  The Participant shall not sell, negotiate, transfer, pledge, hypothecate, assign, encumber, anticipate or otherwise dispose of the Performance Share Award or Awarded Shares, and such Performance Share Award and Awarded Shares shall not be subject to attachment or garnishment by creditors of Participant or Participant’s beneficiaries (if any), except as specifically permitted by the Plan and this Agreement, and only to the extent permitted under Code Section 409A.  Any attempted Transfer in violation of this Agreement and the Plan shall be void and of no effect.

8.  Issuance Restrictions.  The Company is not obligated to issue any securities if, in the opinion of counsel for the Company, the issuance of such Common Stock shall constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange.

9.  Securities Representations.  The shares of Common Stock will be issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant acknowledges, represents and warrants that:

9.1.  The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule

144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this section;

9.2.  The Common Stock must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such Common Stock or (ii) the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such Common Stock and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of the Common Stock (or to file a “re-offer prospectus”);

9.3.  The exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Common Stock may be made only in limited amounts in accordance with such terms and conditions.

10.  Not an Employment Agreement.  Neither the execution of this Agreement nor the issuance of the Performance Share Award or the Common Stock hereunder constitute an agreement by the Company to employ or to continue to employ the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any shares of Common Stock are outstanding.

11.  Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of Common Stock and property provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

12.  Withholding.  The Participant acknowledges that the Participant is solely responsible for all applicable foreign, federal, state, and local taxes with respect to the Performance Share Award and the payments thereunder; provided, however, that at any time the Company is required to withhold any such taxes (including, without limitation, any employment taxes), the Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable  minimum statutory federal, state and local or foreign taxes that the Company is required to withhold at any time, including, if then permitted by the Company, by electing to reduce the number of shares of Common Stock otherwise then deliverable to the Participant under this Agreement.  In the absence of such arrangements, the Company or one of its Affiliates shall have the right to make such required withholding from any amounts payable to the Participant, including, but not limited to, the right to withhold shares of Common Stock (or any other payments to be made under this Agreement) otherwise deliverable to the Participant under this Agreement.  If the Company has announced that it will withhold shares in the absence of alternative arrangements, the Participant must make arrangements for such alternative payment (if he or she wishes to do so) either 60 days in advance of the applicable tax date or at a time when the Participant is not otherwise precluded from trading Common Stock under the Company’s insider trading policies (unless otherwise determined by the Company).  For clarity, the Company will not withhold, or permit the Participant to require that the Company withhold, taxes in excess of the statutory minimums (e.g., federal, state and local taxes, including payroll taxes) and the Company, as a matter of practice, will not withhold taxes in excess of statutory minimums.  If a taxing authority or jurisdiction has multiple statutory withholding rates to choose from, the lowest withholding rate must be withheld.

13.  Miscellaneous.

13.1.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate by which the Participant is employed to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, the Participant may not assign this Agreement other than with respect to shares of Common Stock Transferred in compliance with the terms hereof.

13.2.  This award of the Performance Share Award and the issuance of Common Stock thereunder shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.  Performance Shares and Awarded Shares shall be subject to adjustment in accordance with Section 4.2(b) of the Plan, including during any period in which payment of the Award is deferred at the election of Participant.  For clarity, ordinary dividends on Common Stock will not trigger adjustments to Performance Shares and Awarded Shares.

13.3.  The Participant agrees that the award of the Performance Share Award under this Agreement and the issuance of Common Stock thereunder is special incentive compensation and that the Performance Share Award (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

13.4.  No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

13.5.  The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

13.6.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

13.7.  All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to the Compensation Committee of the Board.

13.8.  This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

13.9.  The right to receive each payment of Awarded Shares shall be treated as a separate award for purposes of Section 409A of the Code.

14.  Rights as a Stockholder.  You shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Performance Share Award unless and until you have become the holder of record of the shares of Common Stock.  The Performance Shares and Awarded Shares carry no rights to payments equivalent to dividends under Plan Section 9.2(d), including during any period in which payment of the Award is deferred at the election of Participant.

15.  Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  A copy of the Plan has been delivered to the Participant.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.

16.  Agreement and Grant Not Effective Unless Accepted. By selecting the “Accept" button below you agree (i) to enter into this Agreement electronically, and (ii) to the terms and conditions of the Agreement. Until you select the "Accept" button below, this Option grant shall not be effective and if you do not select the “Accept" button within 14 days from the date the Agreement is made available to you electronically this Option grant shall be null and void.

APPENDIX A
Performance Criteria

The performance criteria set forth herein is established for purposes of the grant of the Performance Shares for the Performance Period and is intended to be “performance-based” under Section 162(m) of the Code.

The performance criteria is [PERFORMANCE GOAL]

With respect to the Performance Period, to the extent any provision contained herein creates impermissible discretion under Section 162(m) of the Code, such provision will be of no force or effect.